UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2024

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on June 12, 2024 (the “Meeting”), the shareholders of the Company elected seven members to our board of directors, each for a one-year term expiring at the annual meeting of shareholders in 2025, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld	Broker Non- Votes
Deborah L. Birx, M.D.	30,016,901	199,470	1,351,031
Jules Haimovitz	30,028,176	188,195	1,351,031
Odysseas D. Kostas, M.D.	29,393,679	822,692	1,351,031
Robin C. Kramer	30,083,215	133,156	1,351,031
Joseph M. Patti, Ph. D.	30,061,888	154,483	1,351,031
Todd C. Peterson, Ph. D.	30,069,000	147,371	1,351,031
Sarah Schlesinger, M.D.	29,393,400	822,971	1,351,031

At the Meeting, our shareholders next approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The vote for such approval was 30,142,693 shares for, 55,393 shares against, 18,285 shares abstaining, and 1,351,031 shares of broker non-votes.

Also at the Meeting, our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The vote for such ratification was 31,543,360 shares for, 20,716 shares against, 3,326 shares abstaining, and 0 shares of broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024	Armata Pharmaceuticals, Inc.

	By:	/s/ Richard Rychlik
	Name:	Richard Rychlik
	Title:	Principal Financial Officer and Corporate Controller